UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 20, 2006
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-23.1
EX-99.1
EX-99.2

Item 8.01 Other Events
The information set forth under Item 9.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
This Current Report on Form 8-K is being filed to report the pro forma financial information for the nine months ended September 30, 2006 and for the year ended December 31, 2005 to reflect the probable merger with Inland Retail Real Estate Trust, Inc. (“IRRETI”) and the acquisition of 15 properties from the Caribbean Property Group, LLC (“CPG”) in January 2005.
On October 23, 2006, the Company announced that it entered into a definitive merger agreement with IRRETI. Under the terms of the agreement, the Company will acquire all of the outstanding shares of IRRETI for a total merger consideration of $14.00 per share in cash. The Company may elect to issue up to $4.00 per share of the total merger consideration in the form of Company common shares the value of which will be based upon the ten day average closing price of the Company’s shares two trading days prior to the IRRETI stockholders’ meeting to approve the transaction.
This transaction has a total enterprise value of approximately $6.2 billion. This amount includes approximately $2.3 billion in existing debt, a significant portion of which is expected to be prepaid at closing. IRRETI’s real estate portfolio aggregates 307 community centers, neighborhood shopping centers and single tenant/net leased retail properties, comprising 43.6 million square feet of total gross leasable area (“GLA”). See the Company’s Current Report on Form 8-K dated October 20, 2006 and filed on October 23, 2006 for a more detailed description of the terms of the transaction.
On November 3, 2006, the Company announced that it had entered into a joint venture agreement with a major U.S. institutional investor, TIAA-CREF, to acquire 67 of IRRETI’s community center assets for approximately $3.0 billion of total asset value (“TIAA-CREF Joint Venture”). The TIAA-CREF Joint Venture will be leveraged up to 60% of loan-to-value and the Company will contribute 15% of the equity. See the Company’s Current Report on Form 8-K dated and filed on November 3, 2006 for a more detailed description of the terms of the arrangement.
The Company and the TIAA-CREF Joint Venture have received financing commitments totaling in excess of $3.0 billion, which they may use to fund all or a portion of the total transaction consideration.
On January 27, 2005 (date of acquisition), the Company purchased 15 Puerto Rican retail estate assets, totaling nearly 5.0 million square feet of GLA from CPG. The total purchase price was approximately $1.2 billion. These properties are referred to herein as the “CPG Properties.”

Exhibits and Pro Forma Financial Information (unaudited)
Listed below are the financial statements, pro forma financial information and exhibits filed as part of this report:
(a) Financial Statements
     1.) Audited Consolidated Financial Statements of Inland Retail Real Estate Trust, Inc. as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004, and 2003 (incorporated by reference to Exhibit 99.1 pages 46 to 98 of Inland Retail Real Estate Trust, Inc.’s Form 10-K, File No. 000-30413, as filed with the Securities and Exchange Commission on March 8, 2006 and attached as Exhibit 99.1 to this report).
     2.) Unaudited Consolidated Financial Statements of Inland Retail Real Estate Trust, Inc. as of September 30, 2006 and 2005 and for the three and nine months ended September 30, 2006 and 2005 (incorporated by reference to pages 5 to 25 of Inland Retail Real Estate Trust, Inc.’s Form 10-Q for the quarter ended September 30, 2006, File No. 000-30413, as filed with the Securities and Exchange Commission on November 13, 2006 and attached as Exhibit 99.2 to this report).
(b) Pro Forma Financial Information
Unaudited pro forma financial information for the Company is presented as follows:
•	Pro forma condensed consolidated balance sheet at September 30, 2006

•	Pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006

•	Pro forma condensed consolidated statement of operations for the year ended December 31, 2005

•	Estimated twelve-month pro forma statement of taxable net operating income and operating funds available for the twelve-months ended December 31, 2005
(c) Exhibits
EX-23.1 CONSENT OF KPMG LLP
EX-99.1 CONSOLIDATED FINANCIAL STATEMENTS OF INLAND RETAIL REAL ESTATE TRUST, INC.
EX-99.2 UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF INLAND RETAIL REAL ESTATE TRUST, INC.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
INDEX TO PRO FORMA FINANCIAL STATEMENTS
September 30, 2006

DEVELOPERS DIVERSIFIED REALTY CORPORATION (Pro Forma — unaudited):
Condensed Consolidated Balance Sheet as of September 30, 2006	F-2
Condensed Consolidated Statement of Operations for the nine months ended September 30, 2006	F-11
Condensed Consolidated Statement of Operations for the year ended December 31, 2005	F-18
Estimated Twelve-Month Pro Forma Statement of Taxable Net Operating Income and Operating Funds Available	F-24

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2006
(Unaudited and in thousands)
The following unaudited pro forma condensed consolidated balance sheet is presented as if the Company’s probable merger with IRRETI occurred on September 30, 2006. The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the historical financial statements and notes thereto of the Company and IRRETI included in the Company’s and IRRETI’s Quarterly Reports on Form 10-Q for the period ended September 30, 2006.
The unaudited pro forma condensed consolidated balance sheet does not purport to represent what the actual financial position of the Company would have been at September 30, 2006 assuming the transaction had been completed as set forth above, nor does it purport to represent the Company’s future financial position. The Company intends to account for the merger utilizing the purchase method of accounting. The pro forma adjustments relating to the merger are based on the Company’s preliminary purchase price allocation and certain estimates. The Company expects to engage an appraiser in the first quarter of 2007 to perform a valuation of the real estate and certain other assets. In addition, certain assumptions have been made with regard to the Company’s anticipated financing and issuance of common shares. As a result, the amounts included in the pro forma adjustments are preliminary and subject to change. There can be no assurance that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2006
(IN THOUSANDS)
(Unaudited)

			Pro Forma Adjustments
			(unaudited)
	Company	IRRETI	TIAA-CREF		IRRETI		Company
	Historical	Historical	Joint Venture (a)		Merger (a)		Pro Forma
Assets
Real estate, net	$6,573,061	$3,733,150	$(1,903,907	)(b)	$958,093	(b)	$9,360,397
Cash and cash equivalents	48,431	38,670	—		—		87,101
Investment in and advances to joint ventures	133,643	22,626	—		192,448	(c)	348,717
Notes receivable	24,250	27,444	—		—		51,694
Real estate held for sale	19,126	—	—		—		19,126
Other assets	218,997	383,282	(23,768	)(d)	(120,448	)(d)	458,063

	$7,017,508	$4,205,172	$(1,927,675)		$1,030,093		$10,325,098

Liabilities and Shareholders’ Equity
Unsecured indebtedness:
Fixed rate notes	$2,217,501	$—	$—		$—		$2,217,501
Revolving credit facilities	125,000	—	—		624,068	(e)	749,068
Bridge facility			—		715,000	(e)	715,000

	2,342,501	—	—		1,339,068		3,681,569

Secured indebtedness:
Variable rate term debt	400,000	—	—		100,000	(e)	500,000
Mortgage and other secured indebtedness	1,335,783	2,264,467	(278,140	)(f)	(1,364,675	)(f)	1,957,435

	1,735,783	2,264,467	(278,140)		(1,264,675)		2,457,435

Total indebtedness	4,078,284	2,264,467	(278,140)		74,393		6,139,004

Accounts payable and accrued expenses	151,067	47,323	—		—		198,390
Dividend payable	71,211	18,205	—		—		89,416
Other liabilities	86,299	62,655	(16,865	)(g)	82,712	(g)	214,801

	4,386,861	2,392,650	(295,005)		157,105		6,641,611

Minority equity interest	105,432	—	—		—		105,432
Operating partnership minority interests	18,021	—	—		—		18,021

	4,510,314	2,392,650	(295,005)		157,105		6,765,064

Shareholders’ equity:
Class F - 8.6% cumulative redeemable preferred shares	150,000	—	—		—		150,000
Class G - 8.0% cumulative redeemable preferred shares	180,000	—	—		—		180,000
Class H - 7.375% cumulative redeemable preferred shares	205,000	—	—		—		205,000
Class I - 7.5% cumulative redeemable preferred shares	170,000	—	—		—		170,000
Common shares	10,974	2,632	—		(831	)(h)	12,775
Paid-in-capital	1,961,053	2,403,679	(1,632,670	)(i)	280,030	(i)	3,012,092
Accumulated distributions in excess of net income	(143,510)	(598,747)	—		598,747	(j)	(143,510)
Deferred obligation	12,386	—	—		—		12,386
Accumulated other comprehensive income	6,204	4,958	—		(4,958	)(j)	6,204
Less: Common shares in treasury	(44,913)	—	—		—		(44,913)

	2,507,194	1,812,522	(1,632,670)		872,988		3,560,034

	$7,017,508	$4,205,172	$(1,927,675)		$1,030,093		$10,325,098

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2006 (continued)
(Unaudited and in thousands)
(a)	Represents adjustments to record the merger based upon the assumed purchase price of $3.1 billion after adjusting for the sale of approximately $3.1 billion of real estate assets by IRRETI to a 15% Company owned joint venture (see Note c). The calculation of the merger acquisition cost is as follows:

Assumes $4.00 per IRRETI common share is funded through the issuance of 18.0 million of the Company’s common shares (1)	$1,052,840
Assumption of IRRETI’s liabilities	111,319
Assumption of secured indebtedness	628,250
Adjustment to IRRETI’s secured indebtedness to reflect fair value	(6,598)
Borrowings under the Bridge Facility (2)	715,000
Borrowings under the Company’s existing revolving credit facilities	435,286
Borrowings under the Company’s existing secured term loan	100,000
Transaction costs	82,712

Total merger acquisition cost	$3,118,809

The following represents the estimated transaction costs:
Employee termination costs (3)	$27,974
Investment advisory fees	23,016
Debt assumption and prepayment costs	13,662
Legal, accounting and other acquisition related costs	18,060

$82,712

(1)	Share issuance assumes a market value of $58.46 per the Company’s common share, based upon the average of the closing prices of the Company’s common shares between October 19, 2006 and October 24, 2006. The final number of common shares to be issued will not be known until the merger is consummated.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2006 (continued)
(Unaudited and in thousands)

(2)	The Company has received a commitment from a major lending institution to fund up to $1,650,000 of the total merger cost (“Bridge Facility”). For purposes of these pro forma financial statements, the assumption is made that the Company will borrow $715,000 under this Bridge Facility. However, there can be no assurance that the Company will finance the transaction as described or will not subsequently enter into alternate financing arrangements including long-term debt or equity financing or the potential sale of assets to third parties or equity affiliates, to fund all or a portion of the merger cost. The Bridge Facility has an initial six-month term with one, three-month extension option. The Company expects to obtain an additional three-month extension option bringing the total term to 12 months. The Bridge Facility will bear interest at LIBOR plus 75 basis points.

(3)	Determined in accordance with EITF 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.”
(b)	Represents the sale of approximately $3.0 billion of IRRETI’s assets to a 15% Company owned joint venture offset by the difference between the historical cost of IRRETI’s remaining real estate assets and the estimated fair market value. The Company expects to engage an appraiser in the first quarter of 2007 to perform certain valuations of the real estate assets. Therefore, the purchase price allocation is preliminary and subject to change.

The formation of the TIAA-CREF Joint Venture and related acquisition of the remaining assets by the Company is as follows:

Estimated fair market value of the Company acquired real estate assets (including transaction costs and negative goodwill)		$2,787,336
Less: Total historical IRRETI real estate assets	(3,733,150)
Excludes historical IRRETI real estate assets sold to the TIAA-CREF Joint Venture	1,903,907

		(1,829,243)

Estimated increase in fair value of real estate assets acquired by the Company		$958,093

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2006 (continued)
(Unaudited and in thousands)
(c)	Represents the formation of a new joint venture to acquire 67 properties from IRRETI in connection with the Company’s merger with IRRETI. The Company’s effective equity interest in the joint venture is 15%. Although an agreement has been executed with respect to the joint venture, there can be no assurance that the probable acquisition will be completed. Also includes an estimated fair market value adjustment of an existing IRRETI 20% joint venture interest.

The net increase in investments in and advances to joint ventures is comprised of the following:

Estimated fair market value of joint venture assets	$3,041,800
Less: Anticipated unsecured financing (1) (2)	(1,500,000)
Less: Fair market value of assumed secured indebtedness	(283,255)

1,258,545
The Company’s ownership interest	15%

Company investment in TIAA-CREF Joint Venture	$188,782

Estimated fair market value adjustment of IRRETI unconsolidated joint venture acquired	3,666

$192,448

(1)	The joint venture has received a commitment from a major lending institution to fund up to $1,500,000 of the total acquisition cost (“Joint Venture Bridge Facility”). For purposes of these pro forma financial statements, the assumption is made that the joint venture will fully utilize this bridge facility. However, there can be no assurance that the joint venture will not subsequently enter into alternate financing arrangements. The Joint Venture Bridge Facility has an initial six-month term. The joint venture expects to obtain two, three-month extension options bringing the total term to 12 months. The Bridge Facility bears interest at LIBOR plus 75 basis points.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2006 (continued)
(Unaudited and in thousands)
(2)	In connection with the joint venture formation and probable acquisition of real estate assets from IRRETI, the joint venture purchased two interest rate swaptions with notional amounts of $0.5 billion and $0.75 billion. The swaptions cap the mid-market swap rate on $0.5 billion of future five year fixed-rate debt at 5.72% and on $0.75 billion of future ten year fixed-rate debt at 5.78% at a combined cost of $2,840. Both swaptions mature on May 1, 2007. The swaptions have not been designated as qualifying hedges pursuant to the provisions of Statement of Financial Accounting Standards (SFAS) No. 133. Accordingly, changes in fair value will be marked-to-market through earnings. The swaptions were acquired to economically hedge the variability in cash flows associated with the joint venture’s forecasted issuance of fixed-rate indebtedness. The joint venture partner will be obligated to fund its proportionate share of the cost and be entitled to the economic benefits (if any) of the swaptions upon the closing of the probable acquisition. However, the swaptions have been guaranteed by the Company. Neither the Company nor the joint venture has included the cost of the swaptions or the economic benefits in these pro forma financial statements.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2006 (continued)
(Unaudited and in thousands)
(d)	Represents the net decrease in other assets as follows:

Other Assets:
Elimination of IRRETI’s straight-line rent receivable, net, which arose from the historical straight-lining of rental revenue and was not assigned any value in the allocation of the merger acquisition cost		$(37,572)
Write off of IRRETI’s deferred financing and leasing costs which were not assigned any value in the allocation of the merger acquisition cost		(14,321)
Record estimated deferred financing costs associated with the Bridge Facility utilized to fund $715,000 of the IRRETI merger acquisition cost		4,674

		(47,219)
Intangible Assets:
Write off of IRRETI’s intangible assets excluding the value associated with above- market leases, primarily related to historical acquisitions (1)	$(167,131)
Excludes historical IRRETI intangible assets sold to TIAA-CREF Joint Venture (1)	23,768

		(143,363)
Write off of goodwill recorded by IRRETI in connection with a 2004 business combination		(52,757)
Record estimated intangible assets from the acquisition (2)		122,891

		(73,229)

		$(120,448)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2006 (continued)
(Unaudited and in thousands)

(1)	The amount recorded by IRRETI for above-market leases, net, at September 30, 2006 is $14,259 (excluding the value associated with those assets sold to the TIAA-CREF Joint Venture of $23,768). The Company does not have sufficient information to support a significant change in the value for the above-market leases. As a result, until a third party appraisal is obtained, the Company is maintaining the historical values assigned by IRRETI. The Company expects to engage an appraiser in the first quarter of 2007 to perform a review of certain leases for purposes of establishing a value associated with both above- and below-market leases. Therefore, the purchase price allocation is preliminary and subject to change.

(2)	Estimated fair market value of in-place lease values and tenant relationship values associated with the IRRETI acquisition. The initial estimate was based on a preliminary analysis which included experience with prior acquisitions as well as an initial consultation with a third-party appraiser. The Company expects to engage an appraiser in the first quarter of 2007 to perform a review of certain leases for purposes of establishing a value associated with these intangible assets. Therefore, the purchase price allocation is preliminary and subject to change.
(e)	Represents funds drawn on the Bridge Facility and the Company’s existing revolving credit facilities and secured term loan to fund the merger acquisition cost, TIAA-CREF Joint Venture equity investment and IRRETI debt prepayment. There can be no assurance that the Company will finance the transaction as described or will not subsequently enter into alternate financing arrangements including long-term debt or equity financing or the potential sale of assets to third parties or equity affiliates, to fund all or a portion of the merger acquisition cost.
(f)	Represents the net decrease in secured indebtedness as follows:

Prepayment of IRRETI secured indebtedness	$(1,364,675)
Assumption of historical IRRETI secured indebtedness by a 15% Company owned joint venture	(278,140)

$(1,642,815)

The remaining IRRETI secured indebtedness assumed, aggregating $621,652, represents the estimated fair market value of the debt.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2006 (continued)
(Unaudited and in thousands)
(g)	Represents transaction costs of $82,712 (less the $16,865 in below-market leases associated with the assets sold to the TIAA-CREF Joint Venture). The IRRETI balance at September 30, 2006 includes $10,878 for below-market leases, net. The Company does not have sufficient information to support a significant change in the value for the below-market leases. As a result, until a third party appraisal is obtained, the Company is maintaining the historical values assigned by IRRETI. The Company expects to engage an appraiser in the first quarter of 2007 to perform a review of certain leases for purposes of establishing a value associated with both above- and below-market leases. Therefore, the purchase price allocation is preliminary and subject to change.
(h)	To record the stated value, $0.10 per share, for approximately 18.0 million of the Company’s common shares to be issued ($1,801) and to eliminate the par value of common shares recorded by IRRETI ($2,632).
(i)	Reflects the net adjustments to additional paid-in-capital as follows:

Issuance of 18.0 million of the Company’s common shares based an assumed payment of $4.00 per IRRETI share (see Note (a))		$1,052,840
Less: Stated value of the Company’s common shares issued to IRRETI common shareholders (see Note (h))		(1,801)
Elimination of total historical IRRETI paid- in-capital	(2,403,679)
Excludes historical IRRETI paid-in-capital allocated to the TIAA-CREF Joint Venture	1,632,670

		(771,009)

Net increase in paid-in-capital allocated to the Company		$280,030

(j)	Elimination of IRRETI equity accounts consistent with the purchase method of accounting.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months ended September 30, 2006 and
The Year Ended December 31, 2005
(In thousands, except share and per share data)
(Unaudited)
The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006 is presented as if the merger with IRRETI had occurred on January 1, 2006. The following unaudited pro forma information is based upon the historical consolidated results of operations of the Company for the nine months ended September 30, 2006, giving effect to the transaction described above. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and IRRETI included in the Company’s and IRRETI’s Quarterly Reports on Form 10-Q for the nine months ended September 30, 2006. The Company’s financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS No. 144 - “Accounting for the Impairment or Disposal of Long-Lived Assets”. The following unaudited condensed consolidated pro forma statement of operations excludes the results from discontinued operations.
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 is presented as if the merger with IRRETI and the acquisition of the CPG Properties had occurred on January 1, 2005. The following unaudited pro forma information is based upon the historical consolidated results of operations of the Company for the year ended December 31, 2005 giving effect to the transactions described above. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and IRRETI included in the Company’s Current Report on Form 8-K filed on December 4, 2006 for the year ended December 31, 2005 (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS No. 144 -“Accounting for the Impairment or Disposal of Long-Lived Assets”) as well as IRRETI’s Form 10-K for the year ended December 31, 2005. The following unaudited pro forma statement of operations excludes the results from discontinued operations.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months ended September 30, 2006 and
The Year Ended December 31, 2005 (continued)
(In thousands, except share and per share data)
(Unaudited)
The unaudited pro forma condensed consolidated statements of operations do not purport to represent what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor do they purport to represent the Company’s results of operations for future periods. The Company intends to account for the merger utilizing the purchase method of accounting. The pro forma adjustments relating to the merger are based on the Company’s preliminary purchase price allocation and certain estimates. The Company expects to engage an appraiser in the first quarter of 2007 to perform a valuation of the real estate and certain other assets. In addition, certain assumptions have been made with regard to the Company’s anticipated financing and issuance of common shares. As a result, the amounts included in the pro forma adjustments are preliminary and subject to change. There can be no assurance that the final adjustments will not be materially different from those included herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006
(In thousands, except share and per share data)
(Unaudited)

					Pro Forma Adjustments
					(unaudited)
	Company	IRRETI	Reclassifications	IRRETI	TIAA-CREF		IRRETI		Company
	Historical	Historical	(a)	Adjusted	Joint Venture		Merger		Pro Forma
Revenues from rental properties	$561,518	$369,199	$—	$369,199	$(187,294	)(b)	$—		$743,423
Management fee and other fee related income	19,199	—	—	—	—		16,189	(c)	35,388
Other income	25,625	10,144	5,545	15,689	(5,228	)(b)			36,086

	606,342	379,343	5,545	384,888	(192,522)		16,189		814,897

Operating and maintenance	82,481	52,859	—	52,859	(22,491	)(b)			112,849
Real estate taxes	70,959	42,683	—	42,683	(22,615	)(b)			91,027
General and administrative	45,805	8,768	—	8,768			—	(d)	54,573
Depreciation and amortization	143,309	108,314	—	108,314	(54,275	)(b)	22	(e)	202,932
							5,562	(f)

	342,554	212,624	—	212,624	(99,381)		5,584		461,381

Other income (expense):
Interest income	7,586	—	3,936	3,936	—		—		11,522
Interest expense	(164,812)	(91,790)	—	(91,790)	—		305	(g)	(256,297)
Other income (expense)	464	9,184	(9,184)	—	315	(b)			779

	(156,762)	(82,606)	(5,248)	(87,854)	315		305		(243,996)

Income before equity in net income of joint ventures, income tax of taxable REIT subsidiaries and franchise taxes, and minority interests	107,026	84,113	297	84,410	(92,826)		10,910		109,520
Equity in net income of joint ventures	22,956	—	(297)	(297)	—		(1,211	)(h)	21,448
Income tax of taxable REIT subsidiaries and franchise taxes	2,646	—	—	—	—		—		2,646
Minority interests	(6,504)	—	—	—	—		—		(6,504)

Income from continuing operations	126,124	84,113	—	84,113	(92,826)		9,699		127,110
Preferred dividends	(41,377)	—	—	—	—		—		(41,377)

Income applicable to common shareholders from continuing operations	$84,747	$84,113	$—	$84,113	$(92,826)		$9,699		$85,733

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$1.33								$1.16 (i)

Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.33								$1.15 (i)

Weighted average number of common shares (in thousands):
Basic	109,124								127,135

Diluted	109,714								127,725

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months ended September 30, 2006
(In thousands, except share and per share data)
(Unaudited)
(a)	Represents reclassifications of IRRETI historical results to conform to the Company’s financial statement presentation.

(b)	Represents the formation of an effective 15% Company owned joint venture which will acquire 67 properties previously consolidated by IRRETI. All historic operating activity for the 67 properties has been eliminated due to the sale of the properties to the TIAA-CREF Joint Venture.

(c)	Estimated management fee, asset management fee and acquisition fee income assumed to be earned by the Company from the 15% owned joint venture. The management fee is based upon a contractual rate of 4% of IRRETI historical property revenues from the properties sold to the TIAA-CREF Joint Venture. The asset management fee is based upon a contractual rate of 25 basis points of joint venture equity. The acquisition fee is based upon a contractual rate of 25 basis points of the acquisition value of which the Company only recognizes revenue relating to the outside partner ownership interest or 85%.

(d)	There has been no adjustment to IRRETI’s historical general and administrative expenses. However, Company management believes there will be a reduction in such expenses. There can be no assurance that the Company will be successful in realizing anticipated cost savings.

(e)	To reflect depreciation expense utilizing a 31.5 year life for buildings. Depreciation expense is calculated based on a preliminary purchase price allocation. The adjustment is calculated as follows:

Fair market value of tangible real estate assets	$2,787,336
Less: Non-depreciable real estate assets	(836,201)

Depreciable buildings and improvements	$1,951,135

Depreciation expense based on 31.5 year life for nine months	$46,456
Less: Depreciation expense recorded by IRRETI	(46,434)

Depreciation expense adjustment	$22

The allocation of the fair market value of real estate assets between buildings and improvements and non-depreciable real estate, principally land, is preliminary and based upon certain estimates.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months ended September 30, 2006 (continued)
(In thousands, except share and per share data)
(Unaudited)
(f)	To reflect amortization expense for intangible assets, primarily in-place lease values and tenant relationship values, as follows:

Amortization expense estimated based upon a weighted seven-year life for nine months (see Note (d) (2) to the pro forma balance sheet)	$13,167
Less: amortization expense recorded by IRRETI	(7,605)

$5,562

(g)	To reflect the decrease in interest expense as follows:

Eliminate historical interest expense reported by IRRETI	$(91,790)
Record interest expense relating to the newly established Bridge Facility (principal — $715,000)	30,905
Record interest expense associated with the 15% Company owned joint venture investment borrowed under the Company’s revolving credit facilities (principal - $188,782)	7,947
Record interest expense on the Company’s revolving credit facilities (principal — $435,286)	18,324
Record interest expense on the Company’s secured term loan (principal — $100,000)	4,397
Record interest expense at fair market value for assumed secured indebtedness (principal — $621,652)	25,774
Amortization of deferred financing costs relating to the Bridge Facility	4,138

$(305)

Assumes the acquisition cost is partially funded by the Bridge Facility borrowings which bear interest at LIBOR plus 75 basis points. Approximately $621,652 of existing secured indebtedness is assumed at a weighted average market interest rate of approximately 5.5%. The remaining funding required of $624,068 is assumed to be borrowed against the Company’s existing revolving credit facilities and secured term loan which bear interest at LIBOR plus 60 basis points and 85 basis points, respectively. However, there can be no assurance that the Company will finance the transaction as described or will not subsequently enter into alternate financing arrangements including long-term debt or equity financing or the potential sale of assets to third parties or equity affiliates, to fund all or a portion of the merger cost.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months ended September 30, 2006 (continued)
(In thousands, except share and per share data)
(Unaudited)
Since the interest rates on the Bridge Facility, revolving credit facilities and secured term loan are based on a spread over LIBOR, the rates will periodically change. If the interest rates on the incremental borrowings under these credit facilities increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense:

Adjustment to nine month interest expense if rate increases 12.5 basis points	$1,349
Adjustment to nine month interest expense if rate decreases 12.5 basis points	$(1,349)
(h)	Represents the estimated equity in net income from the 15% Company owned equity ownership in the TIAA-CREF Joint Venture. The amount was calculated using the historical property revenues, operating and maintenance expenses, real estate taxes, general and administrative expenses and other income. Depreciation and amortization expense was calculated based upon the estimated fair market value of the related assets and the estimated useful lives. The asset management fee was calculated pursuant to the contractual rate (see Note c). Interest expense was calculated based upon the fair market value of the assumed indebtedness and the stated variable interest rate of the Joint Venture Bridge Facility. A summary is as follows:

Revenues from operations (historical results)	$192,837
Rental operation expenses	(52,764)
Depreciation and amortization expense	(63,733)
Asset management fee	(2,322)
Interest expense	(82,091)

Net income (loss)	$(8,073)

Company’s proportionate share of net income (loss)	$(1,211)

(i)	Pro forma income per common share is based upon the weighted-average number of the Company’s common shares assumed to be outstanding during the first nine months of 2006 and includes 18.0 million shares assumed to be issued in conjunction with the merger. The final number of the Company’s common shares assumed to be issued in connection with the merger will not be known until the merger is consummated.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months ended September 30, 2006 (continued)
(In thousands, except share and per share data)
(Unaudited)
In accordance with SFAS No. 128, basic and diluted earnings per share from continuing operations is calculated as follows:

Income from continuing operations	$127,110
Add: Gain on disposition of real estate (1)	61,124
Less: Preferred stock dividends	(41,377)

Basic and diluted – Income from continuing operations and applicable to common shareholders	$146,857

Number of shares:
Basic – average shares outstanding	127,135
Effect of dilutive securities:
Stock options	535
Restricted stock	55

Diluted average shares outstanding	127,725

Per share data:
Basic earnings:
Income applicable to common shareholders from continuing operations	$1.16
Diluted earnings:
Income applicable to common shareholders from continuing operations	$1.15

(1)	Amount represents actual gain on sale of assets from the Company for the nine months ended September 30, 2006

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(In thousands, except share and per share data)
(Unaudited)

							Pro Forma Adjustments
							(unaudited)
	Company	CPG		IRRETI	Reclassifications	IRRETI	TIAA-CREF		IRRETI		Company
	Historical	Properties		Historical	(e)	Adjusted	Joint Venture		Merger		Pro forma
Revenues from rental properties	$676,423	$7,903	(a)	$490,903	$(2,629)	$488,274	$(247,970	)(f)	$—		$924,630
Management fee and other fee related income	19,657	42	(a)	—		—			19,390	(g)	39,089
Other income	26,935			1,349	6,321	7,670	(618	)(f)			33,987

	723,015	7,945		492,252	3,692	495,944	(248,588)		19,390		997,706

Operating and maintenance	97,989	1,882	(a)	68,152	(1,526)	66,626	(28,307	)(f)			138,190
Real estate taxes	85,061	262	(a)	54,375		54,375	(29,201	)(f)			110,497
General and administrative	54,048	43	(c)	8,180	835	9,015			—	(h)	63,106
Depreciation and amortization	164,027	1,781	(b)	144,179	(117)	144,062	(71,800	)(f)	642	(i)	245,305
									6,593	(j)
Provision for asset impairment	—	—		5,800		5,800					5,800

	401,125	3,968		280,686	(808)	279,878	(129,308)		7,235		562,898

Other income (expense)
Interest income	10,078			—	2,623	2,623					12,701
Interest expense	(181,630)	(2,426	)(d)	(119,478)	(53)	(119,531)			21,399	(k)	(282,188)
Other income (expense)	(2,532)			7,061	(7,061)	0	(8	)(f)			(2,540)

	(174,084)	(2,426)		(112,417)	(4,491)	(116,908)	(8)		21,399		(272,027)

Income before equity in net income of joint ventures, income tax of taxable REIT subsidiaries and franchise taxes, and minority interests	147,806	1,551		99,149	9	99,158	(119,288)		33,554		162,781
Equity in net income of joint ventures	34,873			—	(9)	(9)			1,327	(l)	36,191
Income tax of taxable REIT subsidiaries and franchise taxes	(342)			—		—					(342)
Minority interests	(7,881)			—		—					(7,881)

Income from continuing operations	174,456	1,551		99,149	—	99,149	(119,288)		34,881		190,749
Preferred dividends	(55,169)										(55,169)

Income applicable to common shareholders from continuing operations	$119,287	$1,551		$99,149	$—	$99,149	$(119,288)		$34,881		$135,580

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$1.91										$1.77 (m)

Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.90										$1.76 (m)

Weighted average number of common shares (in thousands):
Basic	108,310										126,322

Diluted	109,142										127,154

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(In thousands, except share and per share data)
(Unaudited)
(a)	Reflects the revenues and certain expenses of the 15 CPG Properties for the period January 1, 2005 to the date of acquisition.
(b)	To reflect depreciation and amortization expense associated with the CPG Properties. The adjustment is calculated as follows:

Fair market value of tangible real estate assets	$1,173,778
Less: Non-depreciable real estate assets	(442,929)

Depreciable buildings and improvements	$730,849

Intangible assets	$12,622

Depreciation expense based on 10 to 31.5 year lives	$23,500
Amortization expense based on 4 to 31.5 year lives	1,169

Total depreciation and amortization expense	$24,669

Depreciation and amortization expense adjustment through the date of acquisition	$1,781

(c)	The general and administrative expenses of the Company have been adjusted by $43 to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company’s portfolio of properties resulting from the addition of the CPG Properties.
(d)	Reflects an increase in interest expense as follows:

Estimated interest expense on the Company’s revolving credit facilities ($482.3 million at 2.2%)	$759
Mortgage debt assumed (5.4%)	2,569
Amortization of excess fair value over historical cost of debt assumed	(902)

Total Interest	$2,426

Assumes utilization of the Company’s revolving credit facilities, which bore interest at LIBOR plus 80 basis points. Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. Mortgage debt includes a fair market value adjustment of approximately $11.6 million based on rates for debt with similar terms and remaining maturities as of January 2005.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005 (continued)
(In thousands, except share and per share data)
(Unaudited)
If the interest rate on the revolving credit facilities and variable rate mortgages, based upon a principal amount of $1,047.3 million, increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense on an annualized basis:

Adjustment to interest expense if rate increases 12.5 basis points	$1,309
Adjustment to interest expense if rate decreases 12.5 basis points	$(1,309)
(e)	Represents reclassifications of IRRETI historical results to conform to the Company’s financial statement presentation.
(f)	Represents the formation of an effective 15% Company owned joint venture which will acquire 67 properties previously consolidated by IRRETI. All historic operating activity for the 67 properties has been eliminated due to the sale of the properties to the TIAA-CREF Joint Venture.
(g)	Estimated management fee, asset management fee and acquisition fee income assumed to be earned by the Company from the 15% owned joint venture. The management fee is based upon a contractual rate of 4% of IRRETI historical property revenues from the properties sold to the TIAA-CREF Joint Venture. The asset management fee is based upon a contractual rate of 25 basis points of joint venture equity. The acquisition fee is based upon a contractual rate of 25 basis points of the acquisition value of which the Company only recognizes revenue relating to the outside partner ownership interest or 85%.
(h)	There has been no adjustment to IRRETI’s historical general and administrative expenses. However, Company management believes there will be a reduction in such expenses. There can be no assurance that the Company will be successful in realizing anticipated cost savings.
(i)	To reflect depreciation expense utilizing a 31.5 year life for buildings. Depreciation expense is calculated based on a preliminary purchase price allocation. The adjustment is calculated as follows:

Fair market value of tangible real estate assets	$2,787,336
Less: Non-depreciable real estate assets	(836,201)

Depreciable buildings and improvements	$1,951,135

Depreciation expense based on 31.5 year life	$61,941
Less: Depreciation expense recorded by IRRETI	(61,299)

Depreciation expense adjustment	$642

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005 (continued)
(In thousands, except share and per share data)
(Unaudited)
The allocation of the fair market value of real estate assets between buildings and improvements and non-depreciable real estate, principally land, is preliminary and based upon certain estimates.

(j)	To reflect amortization expense for intangible assets, primarily in-place lease values and tenant relationship values, as follows:

Amortization expense estimated based upon a weighted seven-year life (see Note (d) (2) to pro forma balance sheet)	$17,556
Elimination of historical amortization expense recorded by IRRETI	(10,963)

$6,593

(k)	To reflect the decrease in interest expense as follows:

Eliminate historical interest expense reported by IRRETI	$(119,478)
Record interest expense relating to the newly established Bridge Facility (principal — $715,000)	29,517
Record interest expense associated with the 15% Company owned joint venture investment borrowed under the Company’s revolving credit facilities (principal - $188,782)	7,652
Record interest expense on the Company’s revolving credit facilities (principal — $435,286)	17,643
Record interest expense on the Company’s secured term loan (principal — $100,000)	4,228
Record interest expense at fair market value for assumed secured indebtedness (principal — $621,652)	34,365
Amortization of deferred financing costs relating to the Bridge Facility	4,674

$(21,399)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005 (continued)
(In thousands, except share and per share data)
(Unaudited)
Assumes the acquisition cost is partially funded by $715,000 in the Bridge Facility borrowings which bear interest at LIBOR plus 75 basis points. Approximately $621,652 of existing secured indebtedness is assumed at a weighted average market interest rate of approximately 5.5%. The remaining funding required of $624,068 is assumed to be borrowed against the Company’s existing revolving credit facilities and secured term loan which bore interest at LIBOR plus 67.5 basis points and 85 basis points, respectively. However, there can be no assurance that the Company will finance the transaction as described or will not subsequently enter into alternate financing arrangements including long-term debt or equity financing or the potential sale of assets to third parties or equity affiliates, to fund all or a portion of the merger cost.

Since the interest rates on the Bridge Facility, revolving credit facilities and secured term loan are based on a spread over LIBOR, the rates will periodically change. If the interest rates on the incremental borrowings under these credit facilities increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense:

Adjustment to interest expense if rate increases 12.5 basis points	$1,799
Adjustment to interest expense if rate decreases 12.5 basis points	$(1,799)
(l)	Represents the estimated equity in net income from the 15% Company owned equity ownership in the TIAA-CREF Joint Venture. The amount was calculated using the historical property revenues, operating and maintenance expenses, real estate taxes, general and administrative expenses and other income. Depreciation and amortization expense was calculated based upon the estimated fair market value of the related assets and the estimated useful lives. The asset management fee was calculated pursuant to the contractual rate (see Note g). Interest expense was calculated based upon the fair market value of the assumed indebtedness and the stated variable interest rate of the Joint Venture Bridge Facility. A summary is as follows:

Revenues from operations (historical results)	$248,588
Rental operation expenses	(67,591)
Depreciation and amortization expense	(84,977)
Asset management fee	(3,096)
Interest expense	(84,074)

Net income	$8,850

Company’s proportionate share of net income	$1,327

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005 (continued)
(In thousands, except share and per share data)
(Unaudited)
(m)	Pro forma income per common share is based upon the weighted-average number of the Company’s common shares assumed to be outstanding during 2005 and includes 18.0 million shares assumed to be issued in conjunction with the merger. The final number of the Company’s common shares assumed to be issued in connection with the merger will not be known until the merger is consummated.

In accordance with SFAS No. 128, basic and diluted earnings per share from continuing operations is calculated as follows:

Income from continuing operations	$190,749
Add: Gain on disposition of real estate (1)	88,140
Less: Preferred stock dividends	(55,169)

Basic and diluted – Income from continuing operations and applicable to common shareholders	$223,720

Number of shares:
Basic – average shares outstanding	126,322
Effect of dilutive securities:
Stock options	677
Restricted stock	155

Diluted average shares outstanding	127,154

Per share data:
Basic earnings:
Income applicable to common shareholders from continuing operations	$1.77
Diluted earnings:
Income applicable to common shareholders from continuing operations	$1.76

(1)	Amount represents actual gain on sale of assets from the Company for the year ended December 31, 2005.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve-Month Pro Forma Statement of Taxable Net Operating Income and Operating Funds Available
(Unaudited)
The following unaudited statement is a pro forma estimate of taxable income and operating funds available for the year ended December 31, 2005. The pro forma statement is based on the Company’s historical operating results for the twelve-month period ended December 31, 2005 adjusted for the effect of (i) the acquisition of the CPG Properties, (ii) the issuance of $400 million of unsecured notes in April 2005, (iii) the issuance of $350 million of unsecured notes in October 2005, (iv) the issuance of $250 million of convertible notes in August 2006 and (v) the Company’s probable merger with IRRETI and certain other items related to operations which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.
This statement should be read in conjunction with (i) the Company’s Form 8-K dated October 1, 2006 and filed on December 4, 2006 (which financial statements reflect the impact of property sales as discontinued operations pursuant to the provisions of SFAS No. 144 – “Accounting for the Impairment or Disposal of Long Lived Assets”) for the year ended December 31, 2005 and (ii) the pro forma condensed consolidated financial statements of the Company included elsewhere herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve-Month Pro Forma Statement of Taxable Net Operating Income and Operating Funds Available (continued)
(Unaudited)

Estimate of Taxable Net Operating Income (in thousands):
DDRC historical income from continuing operations before extraordinary item, exclusive of property depreciation and amortization (Note 1)	$338,483
CPG Properties – historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	3,332
IRRETI historical income from continuing operations before extraordinary item, exclusive of property depreciation and amortization	243,211
TIAA-CREF Joint Venture — historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	(191,088)
Probable merger with IRRETI – historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	42,117
Issuance of $400 million of unsecured senior notes in April 2005	—
Issuance of $350 million of unsecured senior notes in October 2005	—
Issuance of $250 million of convertible notes in August 2006	—
Estimated 2005 tax depreciation and amortization (Note 3)	(145,519)
Pro forma tax depreciation of CPG Properties	(1,320)
Pro forma tax depreciation of the probable merger with IRRETI	(48,778)

Pro forma taxable income before dividends deduction	240,438
Estimated dividends deduction (Note 4)	(328,025)

$—

Pro forma taxable net operating income	$—

Estimate of Operating Funds Available (in thousands):
Pro forma taxable operating income before dividend deduction	$240,438
Add pro forma depreciation	195,617

Estimated pro forma operating funds available (Note 5)	$436,055

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve-Month Pro Forma Statement of Taxable Net Operating Income and Operating Funds Available (continued)
(Unaudited)

Note 1 -	The historical earnings from operations represent the Company’s earnings from operations for the twelve-months ended December 31, 2005 as reflected in the Company’s historical financial statements.

Note 2 -	The historical earnings from operations for the properties acquired during 2005 (the CPG Properties) and the Company’s probable TIAA-CREF Joint Venture and the merger with IRRETI represent the revenues and certain expenses as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 2005 included elsewhere herein.

Note 3 -	Tax depreciation for the Company is based upon the Company’s historical cost basis, as reflected in the Company’s financial statements in accordance with generally accepted accounting principles. At December 31, 2005, the tax cost basis of assets was approximately $6.9 billion. The costs consist primarily of land or depreciable assets that are generally depreciated on a straight-line method over a 40-year life for tax purposes.

Note 4 -	Estimated dividends deduction is calculated as follows:

Common share dividend (126,322,000 shares x $2.16(a) per share)	$272,856
Class F Preferred shares	12,900
Class G Preferred shares	14,400
Class H Preferred shares	15,119
Class I Preferred shares	12,750

$328,025

(a)	No pro forma adjustments have been made to the Company’s 2005 Dividends since the operating results for the Company’s probable merger with IRRETI in 2005 are not reflective of the future operating results.

Note 5 -	Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation

(Registrant)
Date December 4, 2006
/s/ William H. Schafer

William H. Schafer
Executive Vice President and Chief Financial Officer